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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement Amendment No. 2 to Form S-1 of our report dated July 8, 1999, relating to the financial statements of ZAP.COM Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


New Orleans, Louisana
August 5, 1999